Exhibit (14)(b)



                               CONSENT OF COUNSEL



         We hereby consent to the use of our name and the reference to our Firm in the Combined Prospectus/Proxy Statement under the caption "Proposal 1-Approval of the Reorganization Plan-Federal Tax Considerations" that is included in the Registration Statement on Form N-14 of Allegiant Funds.


                                                /S/ DRINKER BIDDLE & REATH LLP
                                                ------------------------------
                                                Drinker Biddle & Reath LLP



Dated September 6, 2005